EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Community Shores Bank Corporation

Muskegon, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 of Community Shores Bank Corporation 401 (k) Plan (Registration No. 333-89655) of our report dated April 14, 2016 relating to the consolidated financial statements of Community Shores Bank Corporation which appears in the Annual Report to Shareholders included in Exhibit 13 to this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

April 14, 2016